SELECTIVE LOGO

Selective Insurance
40 Wantage Avenue
Branchville, New Jersey 07890
www.selective.com

Media Contact: Sharon Cooper

973-948-1324, sharon.cooper@selective.com

Investor Contact: Dale Thatcher

973-948-1774, dale.thatcher@selective.com

Selective Insurance Announces

Estimated Storm Losses

Branchville, NJ – Oct. 8, 2003 – Selective Insurance Group, Inc. (Nasdaq: SIGI), announced today that third quarter 2003 results will be impacted by estimated losses from Hurricane Isabel of $10 million, pre-tax, from over 1,900 claims. Partially offsetting this loss will be revenue of approximately $1 million from Isabel flood claim servicing fees.

Selective Chairman, President and CEO Gregory E. Murphy stated: "Events like Hurricane Isabel reiterate the competitive advantage provided by our field-based claims operation and 24x7 Claims Service Center – which deliver fast, fair and efficient service to our agents and customers. Although this storm was significant, we anticipate another solid quarter, with net premium written up 19% over the same period last year, driven by ongoing double-digit commercial lines renewal price increases. Our analysis of third quarter 2003 results is not yet complete; however, including Hurricane Isabel losses we anticipate net income per diluted share of between $0.50 and $0.55 for the period, including net realized capital gains of $0.03. That compares with net income of $0.41 per diluted share for the third quarter of 2002, including net realized capital gains of $0.03."

The Company plans to announce third quarter earnings on November 4, 2003.

Selective Insurance Group, Inc., headquartered in Branchville, New Jersey, is a holding company for five property and casualty insurance companies that offer primary and alternative market insurance for commercial and personal risks. The insurance companies are rated “A+” (Superior) by A.M. Best. Through other subsidiaries, the company offers medical claim management services; human resources benefits and administration services; risk management products and services; and flood insurance policy, administration and claim services. Selective maintains a website at www.selective.com.

This press release contains certain statements that are not historical facts and are considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which can be identified by terms such as may, will, could, would, should, expect, plan, anticipate, target, project, intend, believe, estimate, predict, potential, seek, likely, or continue or other comparable terminology. Such forward-looking statements relate to our intentions, beliefs, projections, estimations or forecasts of future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from those expressed or implied by the forward-looking statements.  These statements are only predictions and we can give no assurance that such expectations will prove to be correct. These risks and uncertainties include, but are not limited to:

- The frequency and severity of catastrophic events, including hurricanes, tornadoes, windstorms, earthquakes, hail, severe winter weather, fires, explosions and terrorism;

- Adverse economic, market or regulatory conditions;

- Our concentration in a number of east coast and Midwestern states;

- The adequacy of loss reserves;

- Reinsurance costs and availability;

- Our ability to collect on reinsurance and the solvency of Selective’s reinsurers;

- Uncertainties related to insurance rate increases and business retention;

- Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states, particularly changes in New Jersey automobile insurance laws and regulations;

- Our ability to maintain favorable ratings from A.M. Best, Standard & Poor’s, Moody’s and Fitch;

- Fluctuations in interest rates and the performance of the financial markets;

- Our entry into new markets and businesses; and

- Other risks and uncertainties we identify in filings with the Securities and Exchange Commission, including, but not limited to the Annual Report on Form 10-K; although we do not promise to update such forward-looking statements to reflect actual results or changes in assumptions or other factors that could affect these statements.

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